Exhibit 10.19

                          PROPOSED FIRST AMENDMENT
                                   TO THE
                   HANNAFORD SAVINGS AND INVESTMENT PLAN

     The Hannaford Savings and Investment Plan, formerly named the Hannaford Northeast Savings and Investment Plan, was last amended and restated effective generally January 1, 1998. The Plan is hereby amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2.  The first paragraph of Section 2.11 is amended to read as follows:

         "2.11 'Compensation' shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under an Employer's Code Section 125 Plan, by an Employer to an Employee for services rendered while a Participant, including compensation for incentive hours and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits (other than short term disability payments), unguaranteed overtime pay, bonuses and other irregular payments."

     3.  Section 2.21 is amended to read as follows:

         "2.21 'Employee' shall mean any individual who is employed by an Employer, excluding Leased Employees and any person who is classified by an Employer (without regard to the classification of such person by a third party) as an independent contractor."

     4. Subsection (c) of Section 9.5 is amended by adding the following paragraph at the end thereof:

         "Effective March 22, 1999, notwithstanding the foregoing provisions of this Section to the contrary, if the value of the vested portion of a Participant's Account does not exceed Five Thousand Dollars ($5,000.00) as of the Valuation Date following the date he or she ceases to be employed by an Employer or a Related Employer and is no longer employed by any of them, his or her Account shall be distributed in a lump sum as soon as practicable after such Valuation Date."

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     5.  Section 9.14(e)(ii)(ee) is amended to read as follows:

            "(ee)effective for distributions made after December 31, 1999, a distribution of Elective Contributions pursuant to Section 9.12."

     6. This Amendment shall be effective  generally  January 1, 1999,  provided
Part 2 shall be effective January 1, 2000, Part 4 shall be effective March 22, 1999, and Part 5 shall be effective for distributions made after December 31, 1999.